QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.2

        CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

*
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

        In connection with the Quarterly Report of Comfort Systems USA, Inc. (the "Company") on Form 10-Q for the quarter ended June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William George, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 2, 2011	/s/ WILLIAM GEORGE William George Executive Vice President and Chief Financial Officer

QuickLinks

  Exhibit 32.2